EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Kona Grill, Inc. 2005 Employee Stock Purchase Plan of our report dated May 20, 2005, with respect to the consolidated financial statements of Kona Grill, Inc. included in the Company’s Registration Statement on Form S-1 (Reg. No. 333-125506) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.
/s/ ERNST & YOUNG LLP
Phoenix, Arizona
August 10, 2005